Exhibit 10(xx)

                               THIRD AMENDMENT OF
                           MONROE BANCORP THRIFT PLAN
                           --------------------------
       (As Amended and Restated Generally Effective as of January 1, 2001)


WHEREAS, Monroe Bancorp (the "Corporation") maintains the Monroe Bancorp Thrift Plan (As Amended and Restated Generally Effective as of January 1, 2001) (the "Plan"); and

WHEREAS, the Corporation has determined that the Plan should be amended (i) to provide for the daily valuation of accounts under the Plan and (ii) to update the language concerning required minimum distributions to reflect the final regulations recently released by the Internal Revenue Service; and

WHEREAS, pursuant to the authority contained in Section 9.1 of the Plan, the Corporation has reserved the right to amend the Plan;

NOW, THEREFORE, the Corporation hereby amends the Plan, effective as of the dates specified below, in the following particulars, which amendment will supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment:

1.   By amending Section 5.2 to read as follows effective as of January 1, 2003:

     "Section 5.2. Accounting Date. The term "Accounting Date" means each day on which the securities markets of the United States are generally in operation and any other date selected by the Committee, including any date the Plan is terminated or partially terminated."

2.   By amending Section 5.3 to read as follows effective January 1, 2003:

     "Section 5.3. Account Adjustments. The Accounts of Participants and Beneficiaries will be adjusted by the recordkeeper, at the direction of the Committee, as of each Accounting Date in accordance with the following:

     (a) Withdrawals. Any distributions, loans or other withdrawals from the Trust fund will be debited from the Participants' Accounts.

     (b)  Adjustments.

          (i) The net asset value of the securities and/or other assets comprising each Investment Fund will be computed. This net asset value will be equal to the market price of the securities and other assets comprising the Investment Fund as of the close of business on the current Accounting Date.

          (ii) Following the computation of the net asset value for each Investment Fund, a gain or loss will be assigned to each Account invested in the Investment Fund based on the net asset value of the Investment Fund on the previous Accounting Date.

          (iii) Any requests for transfers to be made to or from an Investment Fund by any Participant, received prior to the stated deadline on such Accounting Date will be made. In completing the valuation procedure described above, such adjustments in the amount credited to such Accounts will be made on the Accounting Date to which the investment activity relates. It is intended that this Section operate to distribute among the Participant's Accounts all income of the Trust fund and changes in the value of the Trust fund's assets.


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          (iv) In addition to the above paragraph (iii), in the event a pooled
               Investment Fund is created as a designated fund for Participant investment elections in the Plan, valuation of the pooled Investment Fund will be governed by the administrative services agreement for that pooled Investment Fund.

     (b) Crediting Contributions. Contributions will be credited to the Participants' Accounts as set forth in Sections 5.4 through 5.6.

     (c) Deemed Date of Allocation. All credits or deductions made under this Article to Participant's Accounts will, for all purposes other than the allocation of income, be deemed to have been made no later than the last day of the Plan Year though actually determined thereafter. For any period in which one or more Investment Funds are maintained under Section 5.10, the foregoing provisions of this Section 5.3 will be applied to the Account balances invested in each Investment Fund and to any withdrawals or contributions to be allocated to an Investment Fund as if each Investment Fund were a separate trust fund. No credit to an Investment Fund will be taken into account under this
          Section 5.3 until the Accounting Date the contribution was both paid to the Trustee and credited to the Investment Fund by the Investment Fund recordkeeper."

3.   By amending Section 5.4 to read as follows effective as of January 1, 2003:

     "Section 5.4. Crediting of Compensation Deferral Contributions. Subject to the conditions and limitations of this Article V and Supplement B, as of each Accounting Date, any Compensation Deferral Contributions made on behalf of a Participant under Section 4.1 that are not returned to the Participant will be credited to that Participant's Compensation Deferral Contribution Account."

4.   By adding the following new Supplement E to the Plan:

                                  "SUPPLEMENT E
                                  -------------
                        Minimum Distribution Requirements
                        ---------------------------------

Section E-1 General Rules. The provisions of this Supplement will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year and will take precedence over any inconsistent provisions of the Plan. All distributions required under this Supplement will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

Section E-2 Time and Manner of Distribution.

(a) The Participant's entire interest will be distributed to the Participant no later than the Participant's required beginning date as described in
     Section 6.5(c).

(b) If the Participant dies before distribution is made, the Participant's entire interest will be distributed no later than as follows:

     (1) If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary (that is the individual who is designated as the Beneficiary under Section 6.9 and is the designated beneficiary under Code Section 401(a)(9) and the regulations thereunder), a distribution to the Surviving Spouse will be made by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

     (2) If the Participant's Surviving Spouse is not the Participant's sole designated Beneficiary, the distribution to the designated Beneficiary will be made by December 31 of the calendar year immediately following the calendar year in which the Participant died.


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     (3)  If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

     (4) If the Participant's Surviving Spouse is the Participant's sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this subsection (b), other than subsection (b)(1), will apply as if the Surviving Spouse were the Participant.

For purposes of this subsection (b) and Section E-4, unless subsection (b)(4) applies, distributions are considered to begin on the Participant's required beginning date. If subsection (b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subsection (b)(1).

(c) Unless the Participant's interest is distributed in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Section E-3 and E-4 of this Supplement. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions to be made before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions to be made after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section E-2(b). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

Section E-3       Required Minimum Distributions During Participant's Lifetime.
-----------       ------------------------------------------------------------

(a) During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of (1) or (2) below:

     (1) The quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in
          Section 1.401(a)(9)-9 of the Treasury regulations using the Participant's age as of the Participant's birthday in the distribution calendar year. For purposes of this Supplement a Participant's Account balance is the Account balance as of the last Accounting Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Accounting Date and decreased by distributions made in the valuation calendar year after the Accounting Date including any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

     (2) If the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(b) Required minimum distributions will be determined under this Section E-3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.


Section E-4       Required Minimum Distributions After Participant's Death.
-----------       --------------------------------------------------------


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(a)  If the Participant dies on or after the date his distribution has been made, no further distribution will be made.

(b) If the Participant dies before the date a distribution is made, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death."

IN WITNESS WHEREOF, the Corporation, by its officers thereunder duly authorized, adopts this Third Amendment this 19 day of December, 2002, but effective as of the dates specified above.


MONROE BANCORP


By:  /s/ Mark D. Bradford

Title:  President and CEO

ATTEST:

By:  R. Scott Walters

Title:  Secretary














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